Mueller Water Products Provides Update on Leadership Team and Board Refreshment

Appoints Marietta Edmunds Zakas as Chief Executive Officer
Promotes Current Chief Operating Officer Paul McAndrew to President
Welcomes Brian Healy and Christian Garcia to the Board of Directors

ATLANTA, May 6, 2024 - Mueller Water Products, Inc. (NYSE: MWA) (“Mueller” or the “Company”) today announced that Marietta (“Martie”) Edmunds Zakas has been appointed Chief Executive Officer. Ms. Zakas has served as the Company’s CEO and President since August 2023 and previously served as Chief Financial Officer. Ms. Zakas’ appointment followed a comprehensive and competitive internal and external search process conducted by the Board with the support of a leading executive search firm. In addition, Paul McAndrew, Chief Operating Officer, has been promoted to President. These changes are effective immediately.
“The Board performed a thorough process to identify our next CEO, and it is clear that Martie is the right leader for Mueller,” said Stephen C. Van Arsdell, Board Chair. “Many already know Martie well, and few know Mueller better than she does. Under her leadership, despite a challenging external environment, Mueller has delivered strong results with a focus on long-term sustainable growth. In addition, we have continued to enhance Mueller through key external hires, internal promotions and organizational realignment. We are confident in Martie’s ability to unlock Mueller's full potential as we enter this exciting next chapter for Mueller and the water infrastructure industry.”
Ms. Zakas said, “It is an honor to continue in the role of CEO. Mueller plays a critical role in helping our customers deliver clean, safe drinking water to millions of people. I am excited about the opportunities our talented and committed employees have to build on our strong foundation of industry-leading brands and deep channel and end customer relationships. As we address the challenges of aging water infrastructure across our markets with our products and solutions, I am confident that the Company is well-positioned to continue to deliver profitable growth in the months and years ahead. I look forward to working with Paul, the Board, and the rest of the team as we continue to execute our strategy and enhance shareholder value.”
Mr. Van Arsdell continued, “Since joining Mueller in November 2022, Paul has played a vital role in overseeing the Company’s global manufacturing operations, supply chain and commercial activities. He brings more than twenty years of leadership experience, demonstrated cross-cultural expertise, and a proven ability to foster growth and create transformative change. In a very short period of time, Paul’s initiatives and ideas have revitalized our organization. Our recent financial success is a testament to our team’s intense focus on all aspects of our business, which will continue as Martie, Paul and our entire team advance our transformation. We will continue to seek to exceed our customers’ expectations by delivering products of the highest quality as we extend our markets through both organic and inorganic growth.”

Mr. McAndrew said, “I am thrilled to continue to partner with Martie and our team to enhance customer experience and drive operational excellence in all that we undertake. Since I joined Mueller, we have been strategic in our approach to every facet of the business, which the investment community is seeing in our performance, our distributors and customers are seeing in our delivery times and product quality and our employees are seeing in their daily activities. Mueller has leading brands, tremendous products and exceptional people who will continue to drive the Company forward. The best part is that this is only the beginning.”
Christian Garcia Joins the Board as Part of Continuing Refreshment Plan, Brian Healy Elected to the Board
The Company also announced that Christian Garcia joined the Mueller Board of Directors as a Board observer and will serve in this capacity until later this year, when he is expected to be appointed as a Board Director. Once Mr. Garcia is appointed, the Board will be comprised of 11 members, 10 of whom will be independent. Additionally, as previously disclosed, Brian Healy, initially appointed to the Board as an observer, was elected in February 2024.
Mr. Van Arsdell concluded, “As we execute the next phase of our strategy to accelerate value creation, generate growth and expand margins, Christian’s strong operational and financial expertise in the industrial and manufacturing sectors across global organizations will help enhance Mueller.”
In the past five years, Mueller has elected seven new Board members who bring fresh perspectives and a wealth of experience, reflecting our commitment to bring new and diverse viewpoints to the boardroom while benefiting from the guidance and experiences of our more tenured directors.
The Board remains committed to its refreshment plan as announced in October 2022. As part of this plan, the Company recently updated its Corporate Governance Policy to provide that, generally, members of the Board who are 75 years of age or older, or those who have served on the Board for 10 successive years, will not be nominated for a new term. The term and age limits are intended to help ensure new ideas and viewpoints are available while retaining valuable Board experience developed over a period of time.
In a separate release issued today, the Company announced financial results for its fiscal 2024 second quarter ended March 31, 2024.
About Marietta Edmunds Zakas
Martie Zakas has served as the Company’s CEO and President since August 2023. She previously served as the Executive Vice President and Chief Financial Officer of Mueller Water Products since 2018 and has extensive leadership experience in finance, strategy, M&A and implementing proven strategies to deliver value. She has directed Mueller’s strategic planning, corporate development, investor relations and corporate communications activities since joining the Company in 2006. Prior to joining Mueller, Ms. Zakas spent five years with Russell Corporation, an athletic apparel, footwear and equipment company, where she held a variety of positions culminating in her role as Corporate Vice President, Chief of Staff, Business Development and Treasurer, until its 2006 acquisition by Berkshire Hathaway. From 1993 to 2000, Ms. Zakas served as Corporate Vice President, Director of Investor Relations and Corporate Secretary for Equifax, Inc., a global data, analytics and technology company. Ms. Zakas began her career as an investment banker at Morgan Stanley. Ms. Zakas earned a Bachelor of Arts degree from Randolph-Macon Woman’s College (now known as Randolph College), a Master of Business Administration degree from the University of Virginia Darden School of Business and a Juris Doctor from the University of Virginia School of Law. Ms. Zakas is a Director of Mueller Water Products and BlueLinx Holdings, Inc., and is a former Director of Atlantic Capital Bancshares, Inc. She serves on the Board of Trustees of the University of Virginia Darden School Foundation.
About Paul McAndrew
Paul McAndrew has been the Company’s Chief Operating Officer since August 2023. Prior to that role, he was the Senior Vice President of Global Operations and Supply Chain, overseeing the Company’s global manufacturing operations and supply chain. He is a seasoned global operating executive with strong leadership experience in operations, engineering and sales. Prior to joining Mueller in 2022, Mr. McAndrew worked at Emerson as a Vice President and General Manager of Professional Tools where he held full P&L responsibility and leadership across all functions, including sales and marketing, product management and engineering, operations and supply chain and human resources. Mr. McAndrew also played a pivotal role in Emerson’s successful acquisition of Textron’s Tools and Test business, Greenlee, in 2018. At the time, Mr. McAndrew was serving as Vice President & General Manager at Greenlee, where he led the Americas Greenlee business and held full P&L responsibility and leadership across all functions. From 2003 to 2017, Mr. McAndrew worked at Kautex Textron, serving in various operating roles in multiple countries. Mr. McAndrew earned a Bachelor of Engineering degree from Cardiff University.
About Christian Garcia
Christian Garcia previously served as Executive Vice President and Chief Financial Officer from 2020 to 2023 at BrandSafway, a provider of industrial services solutions to commercial, industrial, and infrastructure markets. From January 2020 to August 2020, Mr. Garcia served as the Executive Vice President and Chief Financial Officer of Weatherford International, a publicly-listed oil services company. From 2016 to 2019, Mr. Garcia served as Executive Vice President and Chief Financial Officer of Visteon Corporation, a publicly-listed provider of automotive cockpit electronics. Previously, Mr. Garcia served as acting Chief Financial Officer of Halliburton Company, where he progressed through a variety of leadership positions including Chief Accounting Officer, Treasurer and Senior Vice President of Investor Relations. Mr. Garcia currently serves as a Director at Tetra Technologies. Mr. Garcia received his Bachelor of Science from the University of the Philippines and his master’s degree in business from Purdue University.
About Brian Healy
Brian Healy has been a member of the Company’s Board of Directors since February 2024 and was a Board observer commencing in November 2023. Mr. Healy is a lecturer of finance at the University of Virginia McIntire School of Commerce. He previously served as Managing Director and Co-Head of Mergers and Acquisitions in the Americas at Morgan Stanley and was a member of the Investment Banking Management Committee from 2019 to 2023. Mr. Healy also held various leadership roles at Morgan Stanley, including Global Chief Operating Officer of Investment Banking and Head of Firm Strategy and Execution. He serves as a Board Member of Children’s Aid and Family Services of New Jersey. Mr. Healy earned his Bachelor of Science in Commerce from the University of Virginia and an MBA with a concentration in finance from the University of Chicago.
Forward-Looking Statements

This press release contains certain statements that may be deemed “forward-looking statements” within the meaning of the federal securities laws. All statements that address activities, events or developments that the Company intends, expects, plans, projects, believes or anticipates will or may occur in the future are forward-looking statements, including, without limitation, statements regarding outlooks, projections, forecasts, expectations, commitments, trend descriptions and the ability to capitalize on trends, value creation, Board of Directors and committee composition plans, long-term strategies and the execution or acceleration thereof, operational improvements, inventory positions, the benefits of capital investments, financial or operating performance including improving sales growth and driving increased margins, capital allocation and growth strategy plans, the Company’s product portfolio positioning and the demand for the Company’s products. Forward-looking statements are based on certain assumptions and assessments made by the Company in light of the Company’s experience and perception of historical trends, current conditions and expected future developments.
Actual results and the timing of events may differ materially from those contemplated by the forward-looking statements due to a number of factors, including, without limitation, legal, reputational, audit and financial risks resulting from previously reported cybersecurity incidents and possible future cybersecurity incidents, the effectiveness of the Company’s business continuity plans related thereto, and the Company’s ability to recover under its cybersecurity insurance policies; logistical challenges and supply chain disruptions, geopolitical conditions, including the Israel-Hamas war, public health crises, or other events; inventory and in-stock positions of our distributors and end customers; an inability to realize the anticipated benefits from our operational initiatives, including our large capital investments in Chattanooga and Kimball, Tennessee, and Decatur, Illinois, plant closures, and reorganization and related strategic realignment activities; an inability to attract or retain a skilled and diverse workforce, including executive officers, increased competition related to the workforce and labor markets; an inability to protect the Company’s information systems against further service interruption, misappropriation of data or breaches of security; failure to comply with personal data protection and privacy laws; cyclical and changing demand in core markets such as municipal spending, residential construction, and natural gas distribution; government monetary or fiscal policies; the impact of adverse weather conditions; the impact of manufacturing and product performance; the impact of wage, commodity and materials price inflation; foreign exchange rate fluctuations; the impact of higher interest rates; the impact of warranty charges and claims, and related accommodations; the strength of our brands and reputation; an inability to successfully resolve significant legal proceedings or government investigations; compliance with environmental, trade and anti-corruption laws and regulations; climate change and legal or regulatory responses thereto; changing regulatory, trade and tariff conditions; the failure to integrate and/or realize any of the anticipated benefits of acquisitions or divestitures; an inability to achieve some or all of our Environmental, Social and Governance goals; and other factors that are described in the section entitled “RISK FACTORS” in Item 1A of the Company’s most recent Annual Report on Form 10-K and later filings on Form 10-Q, as applicable.
Forward-looking statements do not guarantee future performance and are only as of the date they are made. The Company undertakes no duty to update its forward-looking statements except as required by law. Undue reliance should not be placed on any forward-looking statements. You are advised to review any further disclosures the Company makes on related subjects in subsequent Forms 10-K, 10-Q, 8-K and other reports filed with the U.S. Securities and Exchange Commission.
About Mueller Water Products, Inc.

Mueller Water Products, Inc. is a leading manufacturer and marketer of products and services used in the transmission, distribution and measurement of water in North America. Our broad product and service portfolio includes engineered valves, fire hydrants, pipe connection and repair products, metering products, leak detection, pipe condition assessment, pressure management products, and software technology that provides critical water system data. We help municipalities increase operational efficiencies, improve customer service and prioritize capital spending, demonstrating why Mueller Water Products is Where Intelligence Meets Infrastructure®. Visit us at www.muellerwaterproducts.com.
Mueller refers to one or more of Mueller Water Products, Inc. (MWP), a Delaware corporation, and its subsidiaries. MWP and each of its subsidiaries are legally separate and independent entities when providing products and services. MWP does not provide products or services to third parties. MWP and each of its subsidiaries are liable only for their own acts and omissions and not those of each other.

Investor Relations Contact: Whit Kincaid
770-206-4116
wkincaid@muellerwp.com

Media Contact: Jenny Barabas
470-806-5771
jbarabas@muellerwp.com